EXHIBIT 5

                              TENZER GREENBLATT LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 885-5000

                                                        NEW JERSEY OFFICE
                                                 TENZER, GREENBLATT & ZUNZ, P.A.
                                                        15 WARREN STREET
                                                     HACKENSACK, N.J. 07601
                                                         (201) 487-7511


                            FACSIMILE: (212) 885-5001
                                November 22, 1999

Frontline Communications Corporation
One Blue Hill Plaza
Pearl River, New York  10965

Gentlemen:

     You have requested our opinion with respect to the public offering and sale by certain stockholders of Frontline Communications Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), of 205,163 currently outstanding shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock"), 27,979 shares of Common Stock issuable upon exercise of 27,979 currently outstanding warrants (the "Warrant Shares") and 280,822 shares of Common Stock issuable upon exercise of certain repricing rights (the "Repricing Rights Shares").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such originals and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon representations of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that: (1) the Shares have been duly authorized and validly issued and are fully paid and nonassessable; and (2) the Warrant Shares and the Repricing Rights Shares have been duly authorized and, when issued by the Company upon exercise of the Warrants and Repricing Rights in accordance with their terms, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                            Very truly yours,

                                           /s/ TENZER GREENBLATT LLP

                                          TENZER GREENBLATT LLP